EXHIBIT 23

HORWATH ORENSTEIN LLP

Chartered Accountants

A MEMBER OF HORWATH INTERNATIONAL

595 Bay Street, Suite 300

Toronto, Canada

M5G 2C2

(416) 596 1711

(416) 596 7894 Fax

www.hto.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our audit of the consolidated audited financial statements of Yak Communications Inc. and Subsidiaries as of June 30, 2004 and 2003 as part of this Form 10-K/A.

/s/ Horwath Orenstein LLP

Horwath Orenstein LLP

Chartered Accountants

Toronto, Ontario

May 31, 2005